 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018 adomani, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38078	46-0774222
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4740 Green River, Suite 106
Corona, CA 92880

(Address of principal executive offices) (Zip Code)

(949) 200-4613

(Registrant’s telephone number, including area code)

620 Newport Center Drive, Suite 1100
Newport Beach, CA 92660

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Placement Agency Agreement

On January 5, 2018, ADOMANI, Inc. (the “Company”) entered into a placement agency agreement (the “Placement Agency Agreement”) with Boustead Securities, LLC, as placement agent (the “Placement Agent”), relating to a best efforts public offering (the “Offering”) of 3,666,667 units (the “Units”) of the Company, each consisting of one share (a “Share”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), and a warrant (a “Warrant”) to purchase 1.5 shares of Common Stock (the “Warrant Shares” and together with the Units, Shares and Warrants, the “Securities”) at an exercise price of $4.50, to investors deemed acceptable by the Company (the “Investors”). The Shares and the Warrants are immediately separable and will be issued separately. The public offering price is $3.00 per Unit. Under the terms of the Placement Agency Agreement, the Company has agreed to issue to each of the Placement Agent and the financial advisor in connection with the Offering, respectively, a warrant (a “Placement Agent Warrant”) to purchase shares of Common Stock, exercisable at $3.75 per share for a period of five years from the date of closing of the Offering, in an aggregate amount equal to 7% of the aggregate number of Units sold in the Offering.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-220983), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 4, 2018 (the “Registration Statement”). A copy of the opinion letter of K&L Gates LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 thereto.

The net proceeds from the Offering are expected to be approximately $9.8 million, after deducting placement agent fees and other estimated offering expenses payable by the Company. The Offering is expected to close on or about January 9, 2018 (the “Closing Date”), subject to the satisfaction of customary closing conditions.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. In addition to the preexisting lock-up agreements (the “Lock-Up Agreements”) entered into by the Company, its officers and directors, and holders of substantially all of its Common Stock in connection with the Company’s equity offering pursuant to Regulation A, which remain in effect and are generally set to expire on June 15, 2018, the Company further agreed not to sell or otherwise dispose of any of the Company’s Common Stock for a period of 90 days after the effective date of the Registration Statement without first obtaining the written consent of the Placement Agent, subject to certain exceptions, one of which allows the Company to issue for purposes of acquisition or technology investment up to 5.0% of the total number of shares of Common Stock determined immediately after the closing of the Offering.

Securities Purchase Agreement

In connection with the Offering, on January 5, 2018, the Company and each of the Investors entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which the Company will deliver to the Investors on the Closing Date the Shares and Warrants included in the Units. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary deliveries, conditions to closing, customary representations and warranties by the Investors and indemnification obligations of the Company. The Purchase Agreement also provides that the Company may not grant a waiver or consent to amend any provision of the Lock-Up Agreements entered into by the Company and any of its directors and officers, and prohibits the Company from issuing or entering into an agreement to issue any shares of Common Stock (or Common Stock equivalents) for a period of 90 days after the Closing Date, subject to certain exceptions.

Leak-Out Agreements

Pursuant to negotiations with the institutional Investors in the Offering, the Company and such Investors entered into substantially identical leak-out agreements (each, a “Leak-Out Agreement”), which provide that, until January 11, 2018, each institutional Investor, either alone or together with its affiliates, will be limited to selling no more than its pro rata portion (based upon the size of its investment in the Offering) of 35% of the daily trading volume of the Common Stock on such trading day, including shares of Common Stock or shares of Common Stock underlying any convertible securities (including any shares of Common Stock acquirable upon exercise of the Warrants offered as part of the Units); provided, that the foregoing restriction will immediately expire and no longer be applicable if the VWAP (as defined in the warrants) is greater than $6.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof) on any trading day prior to 4:00 p.m. Eastern Time on January 11, 2018.

The Placement Agency Agreement, form of Warrant, form of Placement Agent Warrant, Purchase Agreement and form of Leak-Out Agreement are attached as Exhibits 1.1, 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of these agreements and instruments do not purport to be complete and are qualified in their entirety by reference to such exhibits.

The representations, warranties and covenants contained in the Placement Agency Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Placement Agency Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Placement Agency Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the anticipated closing of the Offering and the amount of proceeds expected from the Offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, market conditions, and other risks detailed from time to time in the Company’s periodic reports and other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements, which are based on the Company’s current expectations and assumptions and speak only as of the date of this Current Report on Form 8-K. The Company does not intend to revise or update any forward-looking statement in this Current Report on Form 8-K as a result of new information, future events or otherwise, except as required by law.

Item 8.01.	Other Events.

On January 5, 2018, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated January 5, 2018, by and between ADOMANI, Inc. and Boustead Securities, LLC
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated January 5, 2018, by and among ADOMANI, Inc. and certain investors set forth therein
10.2	Form of Leak-Out Agreement, dated January 5, 2018
99.1	Press Release of ADOMANI, Inc., dated January 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOMANI, Inc.

Dated: January 5, 2018	By:	/s/ Michael K. Menerey
Michael K. Menerey
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement, dated January 5, 2018, by and between ADOMANI, Inc. and Boustead Securities, LLC
4.1	Form of Common Stock Purchase Warrant
4.2	Form of Placement Agent Warrant
10.1	Securities Purchase Agreement, dated January 5, 2018, by and among ADOMANI, Inc. and certain investors set forth therein
10.2	Form of Leak-Out Agreement, dated January 5, 2018
99.1	Press Release of ADOMANI, Inc., dated January 5, 2018